Exhibit 99.1

VANCE BALDWIN, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006

Report of Independent Public Accountants

To the Stockholder
Vance Baldwin, Inc.

We have audited the accompanying balance sheets of Vance Baldwin, Inc. (an S corporation) as of December 31, 2006 and 2005 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2006 and 2005 financial statements referred to above present fairly, in all material respects, the financial position of Vance Baldwin, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

New York, New York
October 25, 2007

VANCE BALDWIN, INC.
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,151,609	$1,654,464
Accounts receivable, net of allowances of $171,000 and $134,000	7,484,358	4,067,848
Inventory	2,268,359	2,280,395
Core charges	261,782	193,962
Due from vendors	707,800	559,000
Prepaid expenses and other current assets	15,589	-
Total current assets	11,889,497	8,755,669

Equipment, net	297,716	34,815
Other assets	37,373	30,845

Totals	$12,224,586	$8,821,329

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$3,126,103	$2,115,342
Accrued expenses and other current liabilities	304,901	353,506
Capitalized leases obligation, current portion	33,750	-
Total current liabilities	3,464,754	2,468,848

Long term liabilities:
Capitalized leases obligation, net of current portion	84,283	-

Total liabilities	3,549,037	2,468,848

Commitments and contingencies

Stockholder's equity:
Common stock, $100 par value, 1,000 shares authorized, 500 shares issued and outstanding	100,000	100,000
Paid-in capital	23,394	23,394
Retained earnings	8,552,155	6,229,087
Total stockholder's equity	8,675,549	6,352,481

Totals	$12,224,586	$8,821,329

See Notes to Financial Statements.

VANCE BALDWIN, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Net sales	$48,689,509	$38,941,374

Cost of goods sold	39,318,463	30,809,726

Gross profit	9,371,046	8,131,648

Operating expenses:
Selling, general and administrative	4,886,428	4,501,227
Warehouse relocation expense	211,460	-
Totals	5,097,888	4,501,227

Income from operations	4,273,158	3,630,421

Interest and other income	284,622	108,762

Net income	4,557,780	3,739,183

Retained earnings, beginning of year	6,229,087	5,858,448

Distributions	(2,234,712)	(3,368,544)

Retained earnings, end of year	$8,552,155	$6,229,087

See Notes to Financial Statements.

VANCE BALDWIN, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Operating activities:
Net income	$4,557,780	$3,739,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	53,938	17,227
Bad debts	59,033	51,747
Changes in operating assets and liabilities:
Accounts receivable	(3,475,543)	(1,159,294)
Inventory	12,036	(255,543)
Core charges	(67,820)	44,686
Prepaid expenses and other assets	(22,117)	29,155
Due from vendors	(148,800)	(368,000)
Accounts payable	1,010,761	421,119
Accrued expenses and other current liabilities	(48,605)	(115,697)
Net cash provided by operating activities	1,930,663	2,404,583

Investing activities - purchase of equipment	(183,583)	(14,196)

Financing activities:
Stockholder's distributions	(2,234,712)	(3,368,544)
Repayment of capital lease obligations	(15,223)	-
Net cash used in financing activities	(2,249,935)	(3,368,544)

Net decrease in cash and cash equivalents	(502,855)	(978,157)

Cash and cash equivalents, beginning of year	1,654,464	2,632,621

Cash and cash equivalents, end of year	$1,151,609	$1,654,464

Supplemental disclosure of cash flow data:
Interest paid	$2,583	$-

Supplemental disclosure of noncash investing and financing activities:
Acquisition on equipment financed with a capital lease	$133,256	$-

See Notes to Financial Statements.

VANCE BALDWIN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of business:
Vance Baldwin, Inc. (the "Company"), incorporated in Florida in 1954, is an Original Equipment Manufacturer Parts Distributor that has been an industry leader for over fifty years. It has operations in southern Florida and suburban Atlanta and distributes parts ranging from consumer electronics and computers to printers and office supplies. In addition, the Company provides service aids and industrial products such as cable, tools, test equipment, cleaners and other installation equipment. The Company's sales are primarily to national retailers of consumer electronic products located in the southeastern United States. In April 2006, the Company transferred its warehousing, shipping and receiving activities to a 50,000 sq. ft. distribution facility located in suburban Atlanta.

Note 2 - Significant accounting policies:
Concentration of credit risk:
The Company maintains its cash accounts in one commercial bank located in Florida. The balances are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2006, aggregate bank balances in excess of FDIC insured amounts approximated $1,051,000.

Concentrations of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections and current economic considerations.

Cash and cash equivalents:
Cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

Inventory:
Inventory, which consists solely of finished goods, is valued at the lower of cost (first-in, first-out basis) or market. Provision for write-downs is established when the market value has fallen below cost.

Equipment:
Equipment is stated at cost, net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Amortization of equipment held under capital leases is included in depreciation expense.

VANCE BALDWIN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - Significant accounting policies: (continued)
Revenue recognition:
Sales are recognized upon the shipment of the Company's inventory to its customers, at which point title passes, at a sales price that is fixed and determinable and collectibility is reasonably assured. Provisions for product returns are accounted for as sales reductions in determining sales in the same period the related sales are recorded.

Income taxes:
The Company, with the consent of its stockholder, has elected to have its income taxed as an S corporation under the Internal Revenue Code and State law, which provides that, in lieu of corporate income taxes, the stockholder is taxed on his pro rata share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes is reflected in these financial statements (see Note 9).

Shipping and handling costs:
Shipping and handling costs associated with outbound freight are included in cost of sales and totaled approximately $2,991,000 and $2,182,000 for the years ended December 31, 2006 and 2005, respectively.

Advertising:
The Company expenses advertising costs when incurred. Advertising expense incurred for the years ended December 31, 2006 and 2005 was approximately $15,000 and $8,000, respectively.

Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassification:
For comparative purposes, certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation.

Note 3 - Major customers:
During the years ended December 31, 2006 and 2005, the Company's sales to two customers accounted for approximately 53% and 51%, respectively, of its total sales. As of December 31, 2006 and 2005, accounts receivable from these two customers aggregated $3,920,000 and $1,717,000, or 52% and 42%, respectively, of accounts receivable. As a result of the Company's many product categories, the buying decisions of these two customers are made by various decision-makers who represent multiple divisions within these companies.

VANCE BALDWIN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4 - Core charges:
The vendors of products distributed by the Company frequently add a "core charge" to the cost of individual replacement parts that the Company distributes as a means of encouraging the return of certain replaced components, most frequently circuit boards, which are defective. These defective, replaced components are ultimately repaired and re-enter the distribution channel.

Core charges borne by the Company associated with goods in inventory are not included in inventory as cost, but are classified separately in current assets. Customers either receive a credit for cores when returned, or are obligated to pay the billed core charge in the event a core is not returned. This payment effectively compensates the Company for the core charge it is obligated to pay vendors. The Company returns cores to its vendors for credit, with the aggregate amount of credits due classified separately, as due from vendors, and included in current assets.

Note 5 - Equipment:
                   The following is a summary of equipment as of December 31, 2006 and 2005:
	2006	2005

Software	$82,258	$-
Machinery and equipment	250,838	113,347
Furniture and fixtures	147,029	49,939
	480,125	163,286
Less: Accumulated depreciation	182,409	128,471

Equipment, net	$297,716	$34,815

Depreciation expense for the years ended December 31, 2006 and 2005 was approximately $54,000 and $17,000, respectively.

Note 6 - Employees:
The Company is part of a co-employer relationship with a professional employer organization. All of the Company's employees are part of this relationship, whereby the Company is being provided with human resource administration, workers' compensation, healthcare, and other employee benefits. The Company pays an administrative fee equal to 3% of gross salaries for these services.

VANCE BALDWIN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 - Retirement Plan:
The Company maintains a Simple IRA Plan for all of its eligible employees. Expense incurred for the years ended December 31, 2006 and 2005 amounted to approximately $28,000 and $53,000, respectively.

Note 8 - Commitments and contingencies:
Real property lease commitments:
The Company is obligated under leases for office and warehouse facilities, expiring at various dates through 2011. Minimum aggregate annual rental commitments are as follows:

Years ending December 31,	2007	$301,000
	2008	244,000
	2009	218,000
	2010	222,000
	2011	112,000

	Total	$1,097,000

Rent expense for the years ended December 31, 2006 and 2005 was approximately $360,000 and $317,000, respectively.

Capitalized equipment lease obligations:
During 2006, the Company leased computer equipment and related software and a conveyor belt system under agreements that are classified as capital lease obligations. The cost of the equipment purchased was $133,256. Accumulated depreciation of the leased equipment was $13,326 as of December 31, 2006.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2006, are as follows:

Years ending December 31,	2007	$39,327
	2008	39,327
	2009	32,548
	2010	18,988
	2011	7,962

Total minimum lease payments		138,152
Less: Amount representing interest		20,119
Present value of net minimum lease payments		118,033
Less: Current maturities of capital lease obligations		33,750

Long-term capital lease obligations		$84,283

VANCE BALDWIN, INC.

NOTES TO FINANCIAL STATEMENTS

Note 8 - Commitments and contingencies: (continued)
Legal matters:
The Company has been, and may in the future be involved as, a party to various legal proceedings, which are incidental to the ordinary course of its business. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management, as of December 31, 2006, there were no threatened or pending legal matters that would have a material impact on the Company's results of operations, financial position or cash flows.

Note 9 - Subsequent event:
On August 17, 2007, 100% of the common stock owned by the Company's sole stockholder was acquired by Encompass Group Affiliates, Inc. a wholly owned subsidiary of Advanced Communications Technologies, Inc. ("Advanced Communications"), a publicly traded entity in the Company's industry for $25.1 million. Effective with the ownership change, the Company's status as an S corporation under the Internal Revenue Code and State law terminated; henceforth it will be treated as a C corporation and included in Advanced Communications' consolidated tax return.